Exhibit (a)(46)

May 6, 2022

Companywide

John P. Hester to Retire Following 33-Year Career with the Company

Karen S. Haller Named President & CEO

After 33 years of dedicated service at Southwest Gas, our President and CEO, John Hester, has announced his retirement from the Company. Immediately succeeding John as President and CEO is Karen Haller.

John started his career at Southwest Gas as a regulatory analyst in 1989 and was promoted to CEO in 2015. Some of John’s significant contributions to the Company over the last 30+ years include growing our Company business to over $6B in market capitalization and over two million customers, securing rate decoupling for all Southwest Gas Corporation service areas, achieving excellent customer satisfaction ratings and more.

“It’s been an honor to serve, including the last 7 years as CEO, with some of the most talented and dedicated teammates anywhere. While I’m excited about my retirement, retiring from a company I’ve come to know as family is bittersweet, but the Company is in good hands with Karen. Karen has been a colleague and partner of mine for many years, and I am excited for her to take the reins and lead Southwest Gas into its next chapter of success. She has been a tremendous contributor to Southwest Gas in a variety of leadership roles and very few people know the ins and outs of this business like her. I am confident that Southwest Gas is poised for continued growth and even greater success under her leadership,” said John Hester.

“On behalf of Southwest Gas, I want to thank John for his many years of service to the Company. We wish him well in his retirement. The Board is looking forward to continued success under Karen’s leadership,” commented Michael Melarkey, Chairman, Southwest Gas Board of Directors.

Karen joined Southwest Gas in 1997 as Senior Counsel and received several promotions before being named Executive Vice President, Chief Legal and Administrative Officer of Southwest Gas. In her role as President and CEO, she will continue growing our businesses, preparing for the energy transition across our service territories while driving value for our stockholders, and determining the best path forward for Southwest Gas.

“I’m very excited to take this next step with all of you. I know you will join me in congratulating John on his retirement. We appreciate John’s many contributions and for building a strong culture of safety, reliability and service. I look forward to working with all Southwesters to continue our track record of success and rapid growth,” stated Karen Haller.

Please join us in congratulating Karen on her new role and wishing John a happy retirement.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the 2022 annual meeting of stockholders of Southwest Gas Holdings, Inc. (the “Company”) (the “Annual Meeting”), scheduled to be held May 12, 2022. In connection with the Annual Meeting, the Company has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (“SEC”), which the Company has furnished to its stockholders in connection with the Annual Meeting. The Company may furnish additional materials in connection with the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND WHITE PROXY CARD AND OTHER DOCUMENTS WHEN SUCH INFORMATION IS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING. The proposals for the Annual Meeting are being made solely through the definitive proxy statement. In addition, a copy of the definitive proxy statement may be obtained free of charge from www.swgasholdings.com/proxymaterials. Security holders also may obtain, free of charge, copies of the proxy statement and any other documents filed by Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, and at the Company’s website at www.swgasholdings.com.

Important Information for Investors and Stockholders: This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer for the shares of the Company commenced by IEP Utility Holdings LLC and Icahn Enterprises Holdings L.P., the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND STOCKHOLDERS OF SOUTHWEST GAS HOLDINGS ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents free of charge at the SEC’s website at www.sec.gov, and at the Company’s website at www.swgasholdings.com. In addition, copies of these materials may be requested from the Company’s information agent, Innisfree M&A Incorporated, toll-free at (877) 825-8621.

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest Gas Holdings, Inc. (the “Company”) and the Company’s expectations or intentions regarding the future. These forward-looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and include (without limitation) statements regarding expectations with respect to a separation of Centuri, the future performance of Centuri, Southwest Gas’s dividend ratios and Southwest Gas’s future performance. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the timing and amount of rate relief, changes in rate design, customer growth rates, the effects of regulation/deregulation, tax reform and related regulatory decisions, the impacts of construction activity at Centuri, whether we will separate Centuri within the anticipated timeframe and the impact to our results of operations and financial position from the separation, the potential for, and the impact of, a credit rating downgrade, the costs to integrate MountainWest, future earnings trends, inflation, sufficiency of labor markets and similar resources, seasonal patterns, the cost and management attention of ongoing litigation that the Company is currently engaged in, the effects of the pending tender offer and proxy contest brought by Carl Icahn and his affiliates, and the impacts of stock market volatility. In addition, the Company can provide no assurance that its discussions about future operating margin, operating income, COLI earnings, interest expense, and capital expenditures of the natural gas distribution segment will occur. Likewise, the Company can provide no assurance that discussions regarding utility infrastructure services segment revenues, EBITDA as a percentage of revenue, and interest expense will transpire, nor assurance regarding acquisitions or their impacts, including management’s plans or expectations related thereto, including with regard to Riggs Distler or MountainWest. Factors that could cause actual results to differ also include (without limitation) those discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in the Company’s and Southwest Gas Corporation’s current and periodic reports, including our Quarterly Reports on Form 10-Q, filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. The Company does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Participants in the Solicitation: The directors and officers of the Company may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and officers and their respective interests in the Company by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and the definitive Proxy Statement on Schedule 14A filed with the SEC in connection with the Annual Meeting. Additional information regarding the interests of such potential participants is included in other relevant materials filed with the SEC.